                                                                    EXHIBIT 12.2

                                 WPP GROUP PLC
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

    The following tables, presented in accordance with generally accepted accounting principles of both the U.K. and the U.S., show the ratios of earnings to fixed charges of WPP and for the combined company on a pro forma basis for the periods indicated. The ratio of earnings to fixed charges has been computed by dividing total earnings by total fixed charges. Fixed charges consist of interest and one-third of rental expense as representative of the interest portion of rentals.

                                      WPP
                                   U.K. GAAP


                                                SIX MONTHS               YEARS ENDED AND AT DECEMBER 31,
                                                   ENDED       ----------------------------------------------------
                                               JUNE 30, 2000     1999       1998       1997       1996       1995
                                               -------------   --------   --------   --------   --------   --------
                                                            (IN L MILLIONS, EXCEPT RATIO INFORMATION)
EARNINGS
Operating profit.............................      160.7        290.8      245.2      205.5      182.4      149.5
  (less associate income)....................      (14.2)       (27.3)     (16.1)     (10.6)     (12.3)     (14.5)
Operating profit.............................      146.5        263.5      229.1      194.9      170.1      135.0
  plus dividends and receipts from
    associates...............................        3.2          4.3        3.4        2.8        5.1        5.0
Interest expense.............................       21.8         33.8       30.0       26.4       29.7       36.3
Interest component of rental expense.........       15.4         27.7       24.2       24.0       25.3       26.7
                                                  ------        -----      -----      -----      -----      -----
TOTAL EARNINGS...............................      186.9        329.3      286.7      248.1      230.2      203.0
                                                  ------        -----      -----      -----      -----      -----
FIXED CHARGES
Interest expense.............................       21.8         33.8       30.0       26.4       29.7       36.3
Interest component of rental expense.........       15.4         27.7       24.2       24.0       25.3       26.7
Amortization of bond costs...................         --           --         --         --         --        0.0
                                                  ------        -----      -----      -----      -----      -----
TOTAL FIXED CHARGES..........................       37.2        61.50      54.17      50.37      54.97      63.00
                                                  ------        -----      -----      -----      -----      -----
Ratio of earnings to fixed charges...........       5.02x        5.35x      5.29x      4.93x      4.19x      3.22x

                                      WPP
                                   U.S. GAAP



                                                   SIX MONTHS               YEARS ENDED AND AT DECEMBER 31,
                                                      ENDED       ----------------------------------------------------
                                                  JUNE 30, 2000     1999       1998       1997       1996       1995
                                                  -------------   --------   --------   --------   --------   --------
                                                               (IN L MILLIONS, EXCEPT RATIO INFORMATION)
EARNINGS
Operating profit................................      160.7        290.8      245.2      205.5      182.4      149.5
  (less associate income).......................      (14.2)       (27.3)     (16.1)     (10.6)     (12.3)     (14.5)
Operating profit................................      146.5        163.0      188.3      159.1      129.8       92.0
  plus dividends and receipts from associates...        3.2          4.3        3.4        2.8        5.1        5.0
Interest expense................................       21.8         33.8       30.0       26.4       29.7       36.3
Interest component of rental expense............       15.4         27.7       24.2       24.0       25.3       26.7
                                                      -----        -----      -----      -----      -----      -----
TOTAL EARNINGS..................................      186.9        228.8      245.9      212.3      189.9      160.0
                                                      -----        -----      -----      -----      -----      -----
FIXED CHARGES
Interest expense................................       21.8         33.8       30.0       26.4       29.7       36.3
Interest component of rental expense............       15.4         27.7       24.2       24.0       25.3       26.7
Amortization of bond costs......................         --           --         --         --         --        0.0
Amortization of July 1992 capital restructuring
  costs.........................................         --           --         --         --         --        7.3
                                                      -----        -----      -----      -----      -----      -----
TOTAL FIXED CHARGES.............................      37.20        61.50      54.17      50.37      54.97      70.30
                                                      -----        -----      -----      -----      -----      -----
Ratio of earnings to fixed charges..............       5.02x        3.72x      4.54x      4.21x      3.45x      2.28x

                                   PRO FORMA
                                   U.S. GAAP


                                                                   AT DECEMBER 31, 1999
                                                              -------------------------------
                                                                WPP        Y&R      PRO FORMA
                                                              --------   --------   ---------
                                                               (IN L MILLIONS, EXCEPT RATIO
                                                                       INFORMATION)
EARNINGS
Operating profit............................................   163.0      171.9       334.9
  plus dividends and receipts from associates...............     4.3        2.3         6.6
Interest expense............................................    33.8       14.9        48.7
Interest component of rental expense........................    27.7       17.6        45.3
                                                               -----      -----       -----
TOTAL EARNINGS..............................................   228.8      206.6       435.4
                                                               -----      -----       -----
FIXED CHARGES
Interest expense............................................    33.8       14.8        48.6
Interest component of rental expense........................    27.7       17.6        45.3
Amortization of bond costs..................................      --         --          --
                                                               -----      -----       -----
TOTAL FIXED CHARGES.........................................   61.50      32.40       93.88
                                                               -----      -----       -----
Ratio of earnings to fixed charges..........................    3.72x      6.38x       4.64x



                                                                     AT JUNE 30, 2000
                                                              -------------------------------
                                                                WPP        Y&R      PRO FORMA
                                                              --------   --------   ---------
                                                               (IN L MILLIONS, EXCEPT RATIO
                                                                       INFORMATION)
EARNINGS
Operating profit............................................   146.5       74.9       221.4
  plus dividends and receipts from associates...............     3.2        0.3         3.5
Interest expense............................................    21.8        8.0        29.8
Interest component of rental expense........................    15.4       10.4        25.8
                                                               -----      -----       -----
TOTAL EARNINGS..............................................   186.9       93.6       280.5
                                                               -----      -----       -----
FIXED CHARGES
Interest expense............................................    21.8        8.0        29.8
Interest component of rental expense........................    15.4       10.4        25.8
Amortization of bond costs..................................      --         --          --
                                                               -----      -----       -----
TOTAL FIXED CHARGES.........................................    37.2       18.4        55.6
                                                               -----      -----       -----
Ratio of earnings to fixed charges..........................    5.02x      5.09x       5.04x

                                   PRO FORMA
                                   U.K. GAAP


                                                                   AT DECEMBER 31, 1999
                                                              -------------------------------
                                                                WPP        Y&R      PRO FORMA
                                                              --------   --------   ---------
                                                               (IN L MILLIONS, EXCEPT RATIO
                                                                       INFORMATION)
EARNINGS
Operating profit............................................   290.8         --       290.8
  (less associate income)...................................   (27.3)        --       (27.3)
Operating profit............................................   263.5      138.0       401.5
  plus dividends and receipts from associates...............     4.3       2.29         6.6
Interest expense............................................    33.8      14.89        48.7
Interest component of rental expense........................    27.7      17.55        45.3
                                                               -----      -----       -----
TOTAL EARNINGS..............................................   329.3      172.7       502.0
                                                               -----      -----       -----
FIXED CHARGES
Interest expense............................................    33.8       14.8        48.6
Interest component of rental expense........................    27.7       17.6        45.3
Amortization of bond costs..................................      --         --          --
                                                               -----      -----       -----
TOTAL FIXED CHARGES.........................................    61.5       32.4        93.9
                                                               -----      -----       -----
Ratio of earnings to fixed charges..........................    5.35x      5.33x       5.35x



                                                                     AT JUNE 30, 2000
                                                              -------------------------------
                                                                WPP        Y&R      PRO FORMA
                                                              --------   --------   ---------
                                                               (IN L MILLIONS, EXCEPT RATIO
                                                                       INFORMATION)
EARNINGS
Operating profit............................................   160.7         --       160.7
  (less associate income)...................................   (14.2)        --       (14.2)
Operating profit............................................   146.5       40.0       186.5
  plus dividends and receipts from associates...............     3.2       0.28         3.5
Interest expense............................................    21.8       8.04        29.8
Interest component of rental expense........................    15.4      10.35        25.8
                                                               -----      -----       -----
TOTAL EARNINGS..............................................   186.9       58.7       245.6
                                                               -----      -----       -----
FIXED CHARGES
Interest expense............................................    21.8        8.0        29.8
Interest component of rental expense........................    15.4       10.4        25.8
Amortization of bond costs..................................      --         --          --
                                                               -----      -----       -----
TOTAL FIXED CHARGES.........................................    37.2       18.4        55.6
                                                               -----      -----       -----
Ratio of earnings to fixed charges..........................    5.02x      3.19x       4.42x